SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------


                                    FORM 8-K

                                 CURRENT REPORT


                        Pursuant to Section 13 or 15 (d)
                                     of the
                         Securities Exchange Act of 1934


                        Date of Report: October 31, 2000


                          HOLIDAY RV SUPERSTORES, INC.
                                    DELAWARE


         0-16448                                              59-1834763
(Commission File No.)                                (I.R.S. Employer I.D. No)


                        200 East Broward, Blvd, Suite 920
                            Fort Lauderdale, FL 33301

                           Telephone # (954) 522-9903
                              Fax # (954) 522-9906


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On October 31, 2000, Holiday RV Superstores, Inc. ("Holiday") purchased 100% of the outstanding common stock of Hall Enterprises, Inc. ("Hall, Inc.") from its owner, Tommy R. Hall ("Shareholder").

         The total purchase price paid to the Shareholder was $1,950,000. Holiday issued 300,000 shares of unregistered Holiday common stock. The Shareholder will have the opportunity to receive additional consideration if certain budget projections, which were agreed upon by Holiday and the Shareholder, are met. Holiday will issue 50,000 shares of unregistered Holiday common stock to the Shareholder, which the Shareholder and Holiday agree will be valued at $6.50 per share, in the event that Hall, Inc.'s net pretax earnings meet or exceed the budget projections for the fiscal year ending October 31, 2001. Holiday will issue an additional 50,000 shares of unregistered Holiday common stock to the Shareholder, valued at $6.50 per share, in the event that Hall, Inc.'s net pretax earnings meet or exceed the budget projections for the fiscal year ending October 31, 2002. The purchase price was determined pursuant to an arms length negotiation between Holiday and the Shareholder.

         Prior to the acquisition, Hall, Inc. operated a recreational vehicle
(RV) dealership in Lexington, Fayette County, Kentucky. Holiday plans to continue such operations as part of its national chain of recreational vehicle and boat sales and service centers.

         Holiday knows of no material relationship between Hall, Inc. or the Shareholder and Holiday or any of its affiliates, any director or officer of Holiday, or any associate of Holiday.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number                              Description of Exhibit

10.3(A) Stock Purchase Agreement between Registrant and Hall Enterprises, Inc., Tommy R. Hall, dated July 10, 2000.


         The Registrant intends to file the required financial statements and related pro-forma information within 60 days from the date of this Form 8-K.


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SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLIDAY RV SUPERSTORES, INC.

By:  /s/ W. Hardee McAlhaney
     ----------------------------------
         W. Hardee McAlhaney
         Vice President, Chief Financial Officer

Dated: November 14, 2000